                                                                Exhibit 99.2

                                    For Information
                                     Brent A. Collins
                                      303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES THIRD QUARTER 2010 EARNINGS CONFERENCE CALL

DENVER, October 4, 2010 – SM Energy Company (NYSE: SM), formerly St. Mary Land & Exploration Company, is scheduled to release earnings for the third quarter 2010 after the close of trading on the NYSE on November 2, 2010.  The teleconference to discuss these results and other operational matters is scheduled for November 3, 2010 at 8:00 a.m. Mountain time (10:00 a.m. Eastern time).  The call participation number is 800-573-4752 and the participant passcode is 96275028.  An audio replay of the call will be available approximately two hours after the call at 888-286-8010, with the passcode 89724964.  International participants can dial 617-224-4324 to take part in the conference call, using passcode 96275028 and can access a replay of the call at 617-801-6888, using passcode 89724964.  Replays can be accessed through November 17, 2010.

This call is being webcast live and can be accessed at SM Energy Company’s website at sm-energy.com.  An audio recording of the conference call will be available at that site through November 17, 2010.

ABOUT THE COMPANY

SM Energy Company, formerly named St. Mary Land & Exploration Company, is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at sm-energy.com.